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                                                                    EXHIBIT 15
                        (Ernst & Young LLP Letterhead)


           Letter Regarding Unaudited Interim Financial Information


The Board of Directors
Puritan Bennett Corporation

We are aware of the incorporation by reference in the following registration statements of Puritan-Bennett Corporation:

     No. 2-98132 on Form S-8 and Form S-3 dated June 23, 1985,
     No. 33-6804 on Form S-3 dated July 24, 1986,
     No. 33-26495 on Form S-8 and Form S-3 dated January 31, 1989, No. 33-36497 on Form S-8 dated August 21, 1990, and
     No. 33-67634 on Form S-8 dated August 18, 1993,

of our report dated September 12, 1994 relating to the unaudited condensed consolidated interim financial statements of Puritan-Bennett Corporation and subsidiaries which are included in its Form 10-Q for the quarter ended July 31, 1994.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                          /s/  Ernst & Young
                                              ERNST & YOUNG LLP

September 12, 1994